Exhibit 10.2

Execution Version
FIFTH AMENDED AND RESTATED GUARANTY

TO:    WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC
    10 S. Wacker Drive, 17th Floor, Chicago, Illinois 60606

    1.    For value received, and in consideration of financing extended or to be extended by WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“CDF”), as Agent for the lenders party to the IFA (as defined below) (CDF, in such capacity, “Agent”) to or for the benefit of LEGENDARY ASSETS & OPERATIONS, LLC (“LAO”), SINGLETON ASSETS & OPERATIONS, LLC (“SAO”), SOUTH FLORIDA ASSETS & OPERATIONS, LLC (“SFAO”), MIDWEST ASSETS & OPERATIONS, LLC (“MAO”), SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC (“SSAO”), BOSUN’S ASSETS & OPERATIONS, LLC (“BAO”), CENTRAL ASSETS & OPERATIONS, LLC (“CAO”), NORFOLK MARINE COMPANY (“Norfolk”), T-H MARINE SUPPLIES, LLC (“THMS”), CMC MARINE, LLC (“CMC”), INNOVATIVE PLASTICS, LLC (“Innovative”), QUALITY ASSETS & OPERATIONS, LLC (“QAO”), and YACHTING ASSETS & OPERATIONS, LLC (“YAO,” and together with LAO, SAO, SFAO, MAO, SSAO, BAO, CAO, Norfolk, THMS, CMC, Innovative, QAO and any other party who from time to time becomes a “Dealer” under the IFA, collectively, the “Debtors”, individually each a “Debtor”), the undersigned (whether one or more, “Guarantor”) unconditionally (and, if more than one Guarantor, jointly and severally) guarantees the full and punctual payment and performance when due and at all times thereafter, of amounts due to Agent or any Lender by any one or more Debtor for: (i) units of Collateral (as defined in the IFA) sold or otherwise disposed of without payment remitted to Agent; and (ii) due to fraud (collectively, the “Liabilities”). Guarantor further agrees to pay all reasonable fees and expenses (including, without limitation, attorneys’ fees and expenses, whether or not litigation is commenced, and, if litigation is commenced, during both the trial and any appellate phases of such litigation) incurred by or on behalf of Agent to protect or enforce any of Agent’s rights under this Fifth Amended and Restated Guaranty (this “Guaranty”). Reference is hereby made to that certain Eighth Amended and Restated Inventory Financing Agreement dated as of the date hereof by and among Agent, Debtors, and the lenders party thereto from time to time (the “Lenders”) (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “IFA”).
    2.    This Guaranty is a guarantee of payment and not of collection. Guarantor agrees that the obligations of Guarantor under this Guaranty shall be unconditional irrespective of, at any time, (a) the invalidity or unenforceability of (i) the Liabilities for any reason, including without limitation, any law, regulation or order affecting the Liabilities, or the disallowance in bankruptcy or other proceedings, or (ii) any agreement or instrument relating to any of the Liabilities including any other guaranty of the Liabilities (collectively, the “Transaction Documents”), (b) any change in the time, manner or place of payment of the Liabilities, or any other amendment, waiver or consent with respect to any Transaction Document, (c) the absence of any attempt to collect the Liabilities from Debtors or any of them or any other person liable for the Liabilities or of any attempt to realize upon any collateral, (d) any exchange, release, non-perfection or impairment of any collateral or security, (e) any release of or settlement with any person (including any one or more Debtor or any other guarantor) liable in whole or in part for the Liabilities, or (f) any dispute between Agent and any one or more Debtor, or any termination or modification of credit provided to any one or more Debtor. Upon a default under any Transaction Document, Agent may proceed directly and at once against Guarantor to collect the full amount of all or any portion of the liability of Guarantor hereunder, without notice and without first proceeding against Debtor or any other person primarily or secondarily liable on the Liabilities.
    3.    Without limiting the foregoing, Agent is hereby authorized in its sole discretion, without notice to Guarantor and without impairing the liability of Guarantor hereunder, from time to time to (a) renew, extend, accelerate or change the time, place or manner for payment of, or other terms relating to, the Liabilities, or otherwise modify, amend, change or waive compliance with the terms of the Liabilities or any of the Transaction Documents, (b) accept partial payments on the Liabilities, (c) apply the collateral and direct the manner of sale thereof, and apply payments and credits (from any source) to Liabilities, in any order, (d) release or compromise the Liabilities or any portion thereof, or (e) extend additional credit and financial accommodations which may create additional Liabilities.
    4.    Until any Liabilities shall have been indefeasibly paid and discharged in full and all Transaction Documents (including any commitments) have been terminated, Guarantor shall have no right, and agrees it will not make any claim, against Debtor or any other person primarily or secondarily liable on the Liabilities with respect to any payment which Guarantor may make to Agent under this Guaranty, including without limitation, any right of subrogation, contribution, indemnification or other reimbursement. Guarantor waives all right of set off and all notices, presentments, protests and demands of any kind with respect to any Liabilities and this Guaranty (including without limitation demands for performance, notices of non-payment or non-performance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty) and promptness and diligence with respect to the Liabilities.
    5.    Guarantor hereby agrees that Agent shall have no duty to advise Guarantor of information now or hereafter known to Agent regarding the financial or other condition of each Debtor or any other person primarily or secondarily liable on the Liabilities or regarding any circumstance bearing on the risk of non-payment of the Liabilities. Guarantor has made an independent investigation of the financial condition of each Debtor and gives this Guaranty based on that investigation and not upon any representation made by Agent.
    6.    Guarantor authorizes Agent, throughout the term of this Guaranty, to investigate or make inquiries of creditors or other persons and credit bureaus regarding Guarantor, and provide to Lenders, prospective Lenders, federal and state bank examiners, and other regulatory officials and organizations, any financial, credit or other information regarding or relating to Guarantor, whether supplied by Guarantor to Agent or otherwise obtained by Agent.
    7.    Guarantor agrees that (a) the repurchase of inventory collateral by a seller of goods pursuant to a repurchase agreement between Agent and such seller shall be a commercially reasonable method of disposition, and (b) Guarantor is not a beneficiary of, and has no right to require Agent to enforce, any repurchase agreement.

    8.    This Guaranty may be terminated only upon the earlier of (a) written notice to Agent effective no earlier than sixty (60) days after the date such written notice is actually received by Agent or (b) payment in full of all Liabilities and termination of (i) the IFA and other Loan Documents and (ii) Agent’s and Lenders’ rights to extend credit to or on behalf of Debtors under the IFA and other Loan Documents. Any such termination shall not affect the liability of Guarantor under this Guaranty with respect to Liabilities created or incurred prior to the effective date of such termination. Without limiting the foregoing, any such termination shall not relate to any approval given by Agent to or for the benefit of Debtors prior to the effective date of such termination and upon any such termination, Guarantor shall nevertheless remain liable with respect to all Liabilities, and the performance of all duties, created or arising theretofore or based on a commitment theretofore entered into or any approval theretofore given to or for the benefit of Debtors to the full extent of Guarantor's liability therefor as provided herein.
    9.    No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude any further exercise thereof. No modification, waiver or amendment of any of the provisions of this Guaranty shall be binding upon Agent except as expressly set forth in a writing signed by Agent and delivered to Guarantor. Agent’s failure at any time to require strict performance by Guarantor of any of the provisions contained in this Guaranty shall not waive, affect or diminish any right of Agent at any time to demand strict performance therewith.
    10.    To the extent Agent receives any payment of the Liabilities (through the exercise of remedies with respect to collateral or from any other source, including setoff) and such payments or any part thereof are later required to be repaid by Agent under any bankruptcy law, or other state or federal law, then to the extent of such repayment, the obligation originally intended to be satisfied shall be revived and continued in full force and effect. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to Guarantor that entering into this Guaranty would violate § 548 of the United States Bankruptcy Code or any comparable federal, state or other laws relating to fraudulent transfers or the like, in which case Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render Guarantor’s obligations under this Guaranty subject to avoidance under § 548 of the United States Bankruptcy Code or any such comparable laws.
    11.    This Guaranty shall be binding upon Guarantor, and its heirs, personal representatives, trustees and successors and shall inure to the benefit of Agent’s successors and assigns. References herein to Agent shall be deemed to refer to Agent and its successors and assigns. Guarantor cannot assign its obligations under Guaranty without Agent's prior written consent. Agent may assign or participate Agent's interest, in whole or in part, without Guarantor’s consent. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This Guaranty contains all of the understandings, promises and undertakings concerning the subject matter, and all prior undertakings and agreements, oral or written, concerning the subject matter are merged herein. This Guaranty may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages. In the event there is any dispute under this Guaranty, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party's remedy in connection with any action arising under or in any way related to this Guaranty shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that Agent may seek equitable relief in connection with any judicial repossession of, or temporary restraining order with respect to, the Collateral. This Guaranty and all agreements between or among Debtors and Agent have been substantially negotiated and will be substantially performed in the state of Illinois. Accordingly, all disputes will be governed by, and construed in accordance with, the laws of such state without regard to the conflict of law rules. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.
    12.    This Guaranty amends and restates, but does not novate or refinance, that certain Fourth Amended and Restated Guaranty issued by Guarantor in favor of Agent dated December 29, 2021 (the “Existing Guaranty”) in its entirety and all obligations, of every type or nature of Guarantor under the Existing Guaranty are ratified and confirmed by Guarantor as though all of such obligations arose under this Guaranty.

THIS FIFTH AMENDED AND RESTATED GUARANTY CONTAINS JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

    Dated: November 14, 2023.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty as of the date set forth above.

By:	/s/ Anthony Aisquith
Print Name:	Anthony Aisquith

Home Address for Notices to Guarantor

[Signature Page to 5th A&R Aisquith Personal Guaranty]